                                                                   Exhibit 10.47











                     PREFERRED STOCK PURCHASE AGREEMENT


                               by and between


                             C & K MARKET, INC.


                                     and


                       UNIFIED WESTERN GROCERS, INC.



                        Dated as of December 19, 2000

                               TABLE OF CONTENTS

                                                                     Page(s)

1.   Interpretation........................................................1
     --------------
     1.1   Definitions.....................................................1
           -----------
     1.2   Accounting Terms................................................1
           ----------------

2.   Authorization And Sale of Shares......................................1
     --------------------------------
     2.1   Authorization...................................................1
           -------------
     2.2   Sale of Shares..................................................2
           --------------

3.   The Closing...........................................................2
     -----------
     3.1   Time and Place..................................................2
           --------------
     3.2   Delivery of Shares..............................................2
           ------------------
     3.3   Payment.........................................................2
           -------

4.   Representations and Warranties of the Company.........................2
     ---------------------------------------------
     4.1   Organization and Power; Subsidiaries............................2
           ------------------------------------
     4.2   Capitalization..................................................3
           --------------
     4.3   Agreements With Respect to Capital Stock........................3
           ----------------------------------------
     4.4   Issuance of Shares..............................................3
           ------------------
     4.5   Authority for Agreement.........................................3
           -----------------------
     4.6   Governmental Consent............................................4
           --------------------
     4.7   Litigation......................................................4
           ----------
     4.8   Financial Statements; Changes...................................4
           -----------------------------
     4.9   Material Liabilities............................................6
           --------------------
     4.10  Taxes...........................................................6
           -----
     4.11  Property and Assets.............................................6
           -------------------
     4.12  Patents and Trademarks..........................................7
           ----------------------
     4.13  Compliance with Laws and Agreements.............................7
           -----------------------------------

                                      -i-
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     4.14  Contracts.......................................................8
           ---------
     4.15  Environmental Matters...........................................8
           ---------------------
     4.16  Obligations to and from Company Related Parties.................9
           -----------------------------------------------
     4.17  License and Permits.............................................9
           -------------------
     4.18  Employees......................................................10
           ---------
     4.19  Insurance Coverage.............................................10
           ------------------
     4.20  Brokers or Finders.............................................10
           ------------------
     4.21  Disclosures....................................................10
           -----------

5.   Representations and Warranties of the Purchaser......................11
     -----------------------------------------------
     5.1   Organization and Power.........................................11
           ----------------------
     5.2   Authority for Agreement........................................11
           -----------------------
     5.3   Governmental Consent...........................................11
           --------------------
     5.4   Litigation.....................................................11
           ----------
     5.5   Investment.....................................................12
           ----------
     5.6   Accredited Investor............................................12
           -------------------
     5.7   Transferability................................................12
           ---------------

6.   Conditions to Purchaser's Obligation.................................12
     ------------------------------------
     6.1   Certificates and Documents.....................................12
           --------------------------
     6.2   Accuracy of Representations and Warranties.....................13
           ------------------------------------------
     6.3   Performance....................................................13
           -----------
     6.4   Compliance with Covenants......................................13
           -------------------------
     6.5   Closing Certificate............................................13
           -------------------
     6.6   Consents and Waivers...........................................13
           --------------------
     6.7   Material Adverse Change........................................13
           -----------------------
     6.8   Articles of Amendment..........................................14
           ---------------------
     6.9   Due Diligence Review...........................................14
           --------------------

                                      -ii-
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     6.10  Supply Agreement...............................................14
           ----------------
     6.11  Shareholders' Agreement........................................14
           -----------------------
     6.12  Litigation.....................................................14
           ----------
     6.13  Other Financing................................................14
           ---------------
     6.14  Deferred Accounts Receivable...................................14
           ----------------------------
     6.15  Opinion of Company's Counsel...................................15
           ----------------------------
     6.16  Other Matters..................................................15
           -------------

7.   Conditions to the Company's Obligation...............................15
     --------------------------------------
     7.1   Accuracy of Representations and Warranties.....................15
           ------------------------------------------
     7.2   Performance....................................................15
           -----------
     7.3   Supply Agreement...............................................15
           ----------------
     7.4   Articles of Amendment..........................................15
           ---------------------
     7.5   Litigation.....................................................15
           ----------
     7.6   Other Financing................................................15
           ---------------

8.   Covenants Of The Company.............................................15
     ------------------------
     8.1   Affirmative Covenants..........................................15
           ---------------------
     8.2   Negative Covenants.............................................18
           ------------------

9.   Financial and Other Information......................................21
     -------------------------------
     9.1   Interim Period Financial Statements............................21
           -----------------------------------
     9.2   Annual Statements..............................................22
           -----------------
     9.3   Compliance Certificate.........................................22
           ----------------------
     9.4   Monthly Reports................................................22
           ---------------
     9.5   Other Reports..................................................23
           -------------
     9.6   Notification...................................................23
           ------------

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

10.  Miscellaneous........................................................23
     -------------
     10.1  Notices........................................................23
           -------
     10.2  Governing Law..................................................24
           -------------
     10.3  Severability of Provisions.....................................21
           --------------------------
     10.4  Survival of Agreements.........................................22
           ----------------------
     10.5  Successors and Assigns.........................................22
           ----------------------
     10.6  Entire Agreement...............................................22
           ----------------
     10.7  Amendments and Waivers.........................................22
           ----------------------
     10.8  Waiver; Remedies Cumulative....................................22
           ---------------------------
     10.9  Expenses.......................................................23
           --------
     10.10 Counterparts...................................................23
           ------------
     10.11 Exhibits and Schedules.........................................23
           ----------------------
     10.12 Headings; Table of Contents....................................23
           ---------------------------
     10.13 Stock Legend...................................................23
           ------------

                      PREFERRED STOCK PURCHASE AGREEMENT

     This Preferred Stock Purchase Agreement (the "Agreement") is entered into and executed as of December 19, 2000, by and between C & K Market, Inc., an Oregon corporation (the "Company"), and Unified Western Grocers, Inc., a California corporation, (the "Purchaser").

                                   RECITALS

     A.  WHEREAS, Purchaser currently supplies products to the Company;

     B. WHEREAS, Purchaser desires to purchase from the Company and the Company desires to sell to Purchaser, 80,000 shares of the Company's Preferred Stock, all subject to and in accordance with the terms of this Agreement; and

     C. WHEREAS, as a condition to the obligation to make such purchase, the Company has agreed to execute a long term supply agreement with Purchaser and the Shareholders of the Company have agreed to execute a Shareholders Agreement with respect to the obligations of the Company to Purchaser and the operation of the Company in the future.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the parties agree as follows:

1.   Interpretation.
     --------------

     1.1 Definitions. In addition to terms defined elsewhere in this Agreement, when used in this Agreement, each term set forth on Annex A attached to this Agreement shall have the respective meaning given to that term in Annex A or in the provision of this Agreement referenced in Annex A. In this Agreement the singular includes the plural and the plural the singular and words importing any gender include the other genders.

     1.2 Accounting Terms. Unless otherwise defined or specified in this Agreement, all accounting terms used in this Agreement shall be interpreted and all accounting determinations shall be made in accordance with GAAP.

2.   Authorization And Sale of Shares.
     --------------------------------

     2.1 Authorization. The Company has, or before the Closing (as defined in Section 3) will have, duly authorized the sale and issuance of 80,000 shares (the "Shares") of its Preferred Stock, Series A, no par value, having the rights, restrictions, privileges and preferences contained in the Articles of Incorporation of the Company, as amended (the "Articles").

     2.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Purchaser, and the Purchaser will purchase, the Shares at a purchase price of $100.00 per share for a total purchase price of $8,000,000 (the "Purchase Price").

3.   The Closing.
     -----------

     3.1 Time and Place. The closing (the "Closing") of the purchase and sale of the Shares under this Agreement shall take place at the offices of Cooper, White & Cooper, 201 California Street, 17th floor, San Francisco, California 94111, at 10:00 a.m. on December 19, 2000, or at such other time, date and place as are mutually agreeable to the Company and the Purchaser. The date of the Closing is herein referred to as the "Closing Date".

     3.2 Delivery of Shares. At the Closing, the Company will deliver to the Purchaser a certificate representing the number of Shares being purchased from the Company. The certificate shall be registered on the Company's books in the name of the Purchaser and shall be in form satisfactory to the Purchaser and its counsel.

     3.3 Payment. At the Closing, the Purchaser shall pay to the Company the Purchase Price, less any amounts deducted pursuant to Section 10.9, by wire transfer of immediately available funds.

4. Representations and Warranties of the Company. Except to the extent disclosed by the Company (with specific reference to the Section of this Section 4 to which such disclosure relates) in the Disclosure Schedule attached to this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to the Purchaser as follows:

     4.1 Organization and Power; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, and has all requisite power and authority (i) to own, lease and operate its properties and to carry on its business as it is now conducted and as proposed to be conducted, (ii) to enter into and perform the terms of this Agreement and to carry out the transactions contemplated by this Agreement, and terms of the Shares. The Company is duly qualified or licensed as a foreign corporation authorized to do business in all jurisdictions in which the character of its properties or the nature of its activities makes such qualification or licensing necessary. The Company has no Subsidiaries.

     4.2 Capitalization. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. Schedule 4.2 sets forth (both immediately prior to and immediately following the Closing): the authorized capital stock of the Company; the number of shares thereof issued and outstanding; and a list of the stockholders of the Company, showing the number of shares of each class and series of the Company's capital stock held by each stockholder.

     4.3 Agreements With Respect to Capital Stock. Except (i) as provided in this Agreement with respect to the Shares, (ii) for the Warrant (as defined herein), (iii) as disclosed on Schedule 4.3, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; no person or entity is entitled to any preemptive or similar right with respect to the issuance of any capital stock of the Company or any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended; and, there is no agreement, written or oral, between the Company and the holders of its capital stock, or, to the best of the knowledge of the Company, among any holders of its capital stock, relating to the acquisition, disposition or transfer (either optional or otherwise) or voting of the capital stock of the Company.

     4.4 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement and the issuance and delivery of the shares of common stock of the Company issuable upon conversion of the Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and the Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of common stock of the Company issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable. The shares of common stock issuable upon conversion of the Shares have been reserved for issuance.

     4.5 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. Upon its execution and delivery by the Company, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agree ment by the Company and the offer, sale, issuance and delivery of the Shares will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles or the Bylaws of the Company or any indenture, lease, contract, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

     4.6 Governmental Consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority by the Company is required in connection with the execution and delivery of this Agreement, the offer, issue, sale and delivery of the Shares under this Agreement, or the issuance of the common stock of the Company on the conversion of the Shares.

     4.7 Litigation. There are no suits, actions, arbitrations, or legal, administrative, or other proceedings, governmental investigations or contract renegotiations pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries which (i) if decided adversely to the Company or its subsidiaries, could have a material adverse effect on its or their respective business, assets or financial condition, or
(ii) question the validity of this Agreement, the Shares to be issued under this Agreement or the common stock of the Company issuable on conversion of such Shares. Neither the Company nor any of its subsidiaries is in violation of or default with respect to any judgments, orders, writs, injunctions or decrees of any court or governmental department, agency or instrumentality which violation or default could have a material adverse effect on its or their respective business, assets or financial condition.

     4.8  Financial Statements; Changes.
          -----------------------------

          (a) The Company has furnished to the Purchaser complete and correct copies of its (i) balance sheets, statements of income and retained earnings and statements of cash flow, as at December 31, 1999 and 1998, in each case certified by Musser & Associates, the Company's independent certified public accountants (the "Audited Financial

Statements"), and (ii) unaudited balance sheet, profit and loss statement and cash flow statement as at September 30, 2000, certified by the Company's Chief Financial Officer (the "Interim Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with GAAP, except that the Interim Financial Statements do not contain notes to financial statements required by GAAP.

          (b) Except as set forth on Schedule 4.8, since the date of the Interim Financial Statements, there has not been with respect to the Company:

               (i) any change in its assets, liabilities, financial condition or operating results from that reflected in the Interim Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets, properties, financial condition, operating results, prospects or business (as such business is presently conducted and as it is currently proposed to be conducted);

               (iii) any waiver or compromise of a valuable right or of a material debt owed to it;

               (iv) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation, except in the ordinary course of business and that is not material to its assets, properties, financial condition, operating results or business (as such business is presently conducted and as it is currently proposed to be conducted);

               (v) any change or amendment to a material contract or arrangement by which it or any of its assets or properties is bound or subject;

               (vi) any declaration or payment of any dividend or other distribution of any of its assets;

               (vii) any material change in any compensation arrangement or agreement with any employee;

               (viii) any other event or condition of any character that might materially and adversely affect its assets, properties, financial condition, operating results or business (as such business is presently conducted and as it is currently proposed to be conducted);

                (ix) any amendments or changes in its Articles of Incorporation or Bylaws except for those changes contemplated by the Articles of Amendment (as defined herein);

               (x) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees;

               (xi) any incurrence, assumption or guarantee of any debt for borrowed money; issuance or sale of any securities convertible into or exchangeable for debt securities; or issuance or sale of options or other rights to acquire any securities convertible into or exchangeable for any such debt securities;

               (xii) any making of any loan, advance or capital contribution to any person other than travel loans or advances made in the ordinary course of business and not in excess of $10,000; or

               (xiii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any of its employees.

     4.9 Material Liabilities. The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), that is not disclosed in the Interim Financial Statements, except obligations and liabilities incurred after the date of the Interim Financial Statements in the ordinary course of business that are not individually or in the aggregate material.

     4.10 Taxes. Within the times and in the manner prescribed by law, the Company has filed all federal, state, county and local tax returns and reports required by law and has paid all taxes, assessments, other governmental charges and penalties on the Company or any of its properties, assets, income or franchises shown on those returns to be due and payable. All of those tax returns were substantially correct as filed, and the Company has no material unpaid taxes, assessments, other governmental charges and penalties on its properties, assets, income or franchises. None of the federal income, state sales or state franchise tax returns of the Company has ever been audited by the Internal Revenue Service or the State of Oregon.

The Company is not presently under audit and has not executed any waiver of any statute of limitations as to taxes of any nature. There are no present disputes about taxes of any nature by the Company.

     4.11 Property and Assets. The Company has good and marketable title to all the assets, interests in assets, and leasehold interests, whether real, personal, or mixed, tangible or intangible, including those reflected in the Interim Financial Statements (collectively, the "Properties"). The Properties are free and clear of restrictions on or conditions to transfer or assignment, mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (i) those disclosed in the Interim Financial Statements or in the Disclosure Schedule,
(ii) the lien of current taxes not yet due and payable or those payable without penalty or interest, and (iii) minor matters that, individually or in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present use of any of the Properties nor materially impair present business operations. The Company enjoys peaceful and undisturbed possession under all of the leases under which any of the Properties are held by it, none of which contains any unusual or burdensome provisions that will materially impair or adversely affect the operations of the Company, and all such leases are valid, subsisting and in full force and effect, and no event has occurred which with the passage of time or the giving of notice, or both, would constitute a default under any thereof.

     4.12 Patents and Trademarks. Set forth on Schedule 4.12 attached to this Agreement is a true and complete list of all patents, trademarks, service marks, trade names, copyrights, licenses, and rights with respect to them, used in or necessary for the conduct of the Company's business as now conducted and proposed to be conducted (collectively, the "Licenses"). The Company owns or possesses the unrestricted right to use, free and clear of any rights or claims of others, the Licenses necessary for the conduct of its business as now conducted and proposed to be conducted, and the Company is not obligated or under any liability whatever to make any payments as royalties, fees or otherwise to any owner of, licensor of, or other claimant to, the Licenses.

     4.13 Compliance with Laws and Agreements. The Company has complied with and is not in violation of, nor has it received notice of violation of, any applicable federal, state or local statute, law or regulation affecting its properties or the operation of its business. The Company is not in violation, breach or default of any term or provision of (i) its Articles or its Bylaws, or
(ii) any term or provision of any lease, license, note, contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement applicable to or binding on it which violation, breach or default could have a material adverse effect on its business, assets or financial condition.

     4.14 Contracts. Schedule 4.14 attached to this Agreement sets forth a list of all material agreements and all Guaranties of any nature to which the Company is a party or by which it or its properties is bound ("Material Agreements"), including, without limitation, (i) each agreement (other than agreements for the purchase on open account of merchandise for resale in the ordinary course of business at the Company's supermarket locations) which requires future expenditures by the Company in excess of $100,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit sharing, stock option, stock purchase and similar plans and arrange ments, (iii) any agreement to which any stockholder, officer or director of the Company or any of its subsidiaries, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended), is presently a party, including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payment to, any such stockholder, officer, director, affiliate or associate, or providing for the guarantee by the Company of any debt or other obligation of any such stockholder, officer, director, affiliate or associate and (iv) any other existing or currently effective agreement, contract, or commitment that is material to the Company or any of its affiliates. All the Material Agreements are valid and binding obligations of the Company, in full force and effect in all material respects. The Company is not in material default or aware of any material default by another party, either pending or threatened, with respect to any of the Material Agreements. The Company is not a party to or bound by any material contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or Bylaws, that adversely affects its business as presently conducted or as currently proposed to be conducted, its properties or its financial condition.

     4.15 Environmental Matters. Except as disclosed in Schedule 4.15, none of the presently or previously owned, leased or occupied real property of the Company has: (i) ever been used by the Company or any of its subsidiaries or any previous owners, lessees or operators in the disposal of or to refine, generate, manufacture, produce, store, handle, treat, transfer, release, process or transport any Hazardous Waste or Hazardous Substance, except as specifically authorized by, or in compliance with, law or pursuant to valid and effective permits or other appropriate forms of governmental approval; (ii) been designated, listed or identified in any manner by the

EPA or any other federal or state governmental agency charged with administering and enforcing an Environmental Protection Statute; or (iii) been the subject of any written summons, citation, notice, directive, letter or other communication from the EPA or any other federal or state governmental agency or instrumentality, authorized pursuant to an Environmental Protection Statute concerning any intentional or unintentional action or omission by the Company or any of its subsidiaries resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of Hazardous Waste or Hazardous Substances into the Environment resulting in damage thereto.

     4.16 Obligations to and from Company Related Parties.  Set forth on
Schedule 4.16 is a schedule of (a) all of the material obligations of the Company to all officers, directors, shareholders and key employees of the Company, including any member of their immediate families and (b) all of the obligations of the Company's officers, directors, shareholders and key employees, including any member of their immediate families (other than expense advances made in the ordinary course of business) to the Company. Except as disclosed in Schedule 4.16, the Company's officers, directors and shareholders have no interest (other than as non-controlling holders of securities of a publicly-traded company), either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, person, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently or in the past two years: (a) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to, or competitive with any activity of the business in which the Company is now engaged; (b) is a supplier of, customer of, creditor of, or has an existing contractual relationship (other than employment contracts) with the Company; or
(c) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of or used by the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of the Company.

     4.17 License and Permits. The Company has all licenses, permits and other authorizations of governmental authorities, domestic and foreign, necessary in the conduct of its business. The Company has not received any notice (nor, to its best knowledge, does it have any reason to believe) that revocation is being considered with respect to any of such licenses, permits or authorizations.

     4.18 Employees. The Company has complied in all respects with all laws relating to the employment of labor, including, without limitation, provisions relating to wages, hours, equal opportunity, collective bargaining, payment of social security and other taxes, and ERISA, except where the failure to comply would or could not have a materially adverse effect on the condition (financial or otherwise), properties, assets, operations, results of operations, business, prospects or rights of the Company. The Company's employees are not represented by any union, and the Company is not aware of any organizing activities with respect to any of its employees.

     4.19 Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility insuring the Company and its Properties and business against losses and risks. Such policies include, without limitation, property loss insurance policies with extended coverage, sufficient in amount to allow the Company to replace any of its tangible properties which might be damaged or destroyed by the risks normally covered by such policies.

     4.20 Brokers or Finders. The Company has not retained any broker or finder in connection with the transactions contemplated by this Agreement and shall indemnify Purchaser against, and hold Purchaser harmless of and from, any liability for any commission or compensation in the nature of a commission or finder's fee to any broker or other person or firm allegedly retained by the Company (and the costs and expenses of defending against such liability or asserted liability) or for which the Company, its employees or its representatives are responsible.

     4.21 Disclosures. This Agreement, including all schedules attached to this Agreement, and all statements, certificates and other written instruments or material furnished to the Purchaser or its counsel by or on behalf of the Company under or in connection with this Agreement and the transactions contemplated by this Agreement, when read together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business, operations or prospects of the Company or any of its subsidiaries or any of its or their properties or assets that has not been set forth in this Agreement or otherwise previously disclosed to the Purchaser in writing.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

     5.1 Organization and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority (i) to enter into and perform the terms of this Agreement and to carry out the transactions contemplated by this Agreement, and (ii) to purchase the Shares. The Purchaser is duly qualified or licensed as a foreign corporation authorized to do business in all jurisdictions in which the character of its properties or the nature of its activities makes such qualification or licensing necessary.

     5.2 Authority for Agreement. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Purchaser. Upon its execution and delivery by the Purchaser, this Agreement will constitute the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms. Except for federal and state securities laws, statutes, rules and regulations (as to which no representation or warranty is made), the execution, delivery and performance of this Agreement by the Purchaser and its purchase of the Shares will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles or Bylaws of the Purchaser or any indenture, lease, contract, agreement or other instrument to which the Purchaser is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Purchaser.

     5.3 Governmental Consent. Except for such as may be required under any federal or state securities laws, statutes, rules or regulations (as to which no representation or warranty is made), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority by the Purchaser is required in connection with the execution and delivery of this Agreement, its purchase of the Shares under this Agreement, or the issuance to the Purchaser of the common stock of the Company on the conversion of the Shares.

     5.4 Litigation. There are no suits, actions, arbitrations, or legal, administrative, or other proceedings, governmental investigations or contract renegotiations pending nor, to the best of the Purchaser's knowledge, threatened against or affecting the Purchaser which question the authority of Purchaser to enter into this Agreement or the validity of this Agreement.

     5.5 Investment. The Purchaser is acquiring the Shares, and the shares of common stock into which the Shares may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

     5.6 Accredited Investor. The Purchaser is an accredited investor within the meaning of Rule 501(a) (3) of Regulation D promulgated under the Securities Act of 1933, as amended. The Purchaser is capable of evaluating the merits and risks of the purchase of the Shares and protecting its own interests in connection therewith by virtue of preexisting business relationships with the Company and because the Purchaser has sufficient knowledge and experience in financial and business matters. The Purchaser has not been organized, reorganized or recapitalized for the specific or primary purpose of acquiring the Shares.

     5.7 Transferability. The Purchaser understands that the Shares, and the shares of common stock into which the Shares may be converted, have not been registered under the Securities Act of 1933, as amended, or qualified under applicable state securities laws and therefore cannot be sold unless they are subsequently registered under that Act and qualified under applicable state securities laws, or unless resale is exempt from registration and qualification thereunder; and further acknowledges that Purchaser must bear the economic risk of ownership thereof for an indefinite period of time (subject, however, to the Company's obligation to redeem the Shares as set forth in the Amended and Restated Articles).

6. Conditions to Purchaser's Obligation. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment to the satisfaction of the Purchaser (unless waived in a writing signed by the Purchaser), at or before the Closing, of each of the following conditions:

     6.1 Certificates and Documents. The Company shall have delivered to the Purchaser (i) certificates of corporate status with respect to the Company, dated as of the most recent practicable dates, showing that the Company is in good standing under the laws of the State of Oregon, and showing that the Company is qualified to transact business in every other state where such qualification is required by law; (ii) the Articles, as amended and in effect on the Closing Date, certified by the Secretary of State of the State of Oregon as of the most recent practicable date and by the Secretary of the Company as of the Closing Date; (iii) the Bylaws of the Company, as amended and in effect on the Closing Date, certified by the Secretary of the Company as of the Closing Date; (iv) a signature and incumbency certificate of the Secretary of the Company, dated the Closing Date, attesting to the genuineness of the signatures and the incumbency of the officers of the Company executing this Agreement and each other agreement, document and instrument required to be executed and delivered by the Company in connection herewith; and
(v) a certificate of the Secretary of the Company, dated the Closing Date, attesting to the due adoption and subsisting validity without modification at the Closing Date of the resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement and each other agreement, document and instrument required to be executed and delivered by the Company in connection therewith, authorizing specific responsible officers of the Company to execute and deliver the same, and authorizing all other matters in connection with this Agreement and the transactions contemplated thereby.

     6.2 Accuracy of Representations and Warranties. The representations and warranties made by the Company in Section 4 of this Agreement shall be true and correct when made and shall be true and correct at and as of the Closing Date.

     6.3 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

     6.4 Compliance with Covenants. At the Closing Date the Company shall be in full compliance with each of the covenants of the Company set forth in
Section 8 of this Agreement.

     6.5 Closing Certificate. The Company shall have delivered to Purchaser a certificate, dated as of the Closing Date and validly executed on behalf of the Company, to the effect that the conditions set forth in Sections 6.2, 6.3 and
6.4 have been satisfied.

     6.6 Consents and Waivers. The Company shall have obtained, and shall have provided evidence satisfactory to the Purchaser and its counsel of, all approvals, consents and waivers necessary or appropriate for the offer, sale, issuance and delivery to the Purchaser of the Shares, the consummation of the transactions contemplated by this Agreement and the performance by the Company of its obligations hereunder, including, but not limited to, all necessary or appropriate approvals, consents and waivers by the stockholders of, and the lenders to, the Company.

     6.7 Material Adverse Change. From the date of the Interim Financial Statements to the Closing Date, the Company's business, operations or financial conditions shall not have been adversely affected in any material way in the judgment of the Purchaser.

     6.8 Articles of Amendment. The Company shall have duly filed with the Oregon Secretary of State the Articles of Amendment attached hereto as Exhibit
6.8 (the "Articles of Amendment").

     6.9 Due Diligence Review. Purchaser must have received results satisfactory to it, in its sole discretion, from its due diligence review of the Company.

     6.10 Supply Agreement. The Company shall have executed and delivered the supply agreement in the form attached hereto as Exhibit 6.10 (the "Supply Agreement").

     6.11 Shareholders' Agreement. Purchaser and holders of the outstanding shares of common stock of the Company shall have entered into a shareholders' agreement giving Purchaser: (i) a right of first refusal in the event of a change-of-control event, (ii) an irrevocable proxy to vote outstanding shares in the event of the occurrence of certain events, (iii) a right to put the Shares to the existing holders of common stock upon the occurrence of certain events, in the form attached hereto as Exhibit 6.11 (the "Shareholders' Agreement").

     6.12 Litigation. No litigation or claim shall be pending or threatened against the Purchaser or the Company with respect to any material element of the transactions contemplated by this Agreement.

     6.13 Other Financing. The Company shall have executed and be in a position to simultaneously close a credit agreement with respect to a $53.5 Million term loan facility with General Electric Capital Corporation ("GECC"), a new revolving credit line of not less than $10 million with Congress Financial Corporation (Western), and a new real estate loan line of not less than $10 million with Heller Financial, Inc. and other lenders, in each case pursuant to commitments received by Company and satisfactory to Purchaser and the final terms of which are substantially in accordance with the terms of such commitments. The Company shall have delivered to Purchaser a schedule listing the sources and uses of such financing which reflects the availability of funds that are sufficient to pay all outstanding purchase orders to purchase equipment from Purchaser or its affiliates.

     6.14 Deferred Accounts Receivable. The Company shall have paid to Purchaser all of the deferred accounts receivable owing from the Company to Purchaser or its affiliates.

     6.15 Opinion of Company's Counsel. The Purchaser shall have received from Ted Fitzgerald, counsel for the Company, a favorable written legal opinion, dated as of the Closing Date, addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its counsel.

     6.16 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

7. Conditions to the Company's Obligation. The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment by the Purchaser to the satisfaction of the Company (unless waived in a writing signed by the Company), at or before the Closing, of each of the following conditions:

     7.1 Accuracy of Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 of this Agreement shall be true and correct and shall be true and correct at and as of the Closing Date.

     7.2 Performance. Purchaser shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

     7.3 Supply Agreement. The Purchaser shall have executed and delivered the Supply Agreement.

     7.4 Articles of Amendment. The Articles of Amendment shall have been duly filed with the Oregon Secretary of State.

     7.5 Litigation. No litigation or claim shall be pending or threatened against the Company with respect to any material element of the transactions contemplated by this Agreement.

     7.6 Other Financing. The Company shall have executed and be in a position to simultaneously close a credit agreement with respect to a $53.5 million term loan facility with GECC, a new revolving credit line of not less than $10 million with Congress Financial Corporation (Western), a new real estate loan line of not less than $10 million with Heller Financial, Inc. and other lenders, in each case on terms satisfactory to the Company.

8.   Covenants Of The Company.
     ------------------------

     8.1 Affirmative Covenants. The Company covenants and agrees that it will comply with and perform each of the following covenants:

          (a) Corporate Existence and Business. The Company will at all times do or cause to be done all things necessary to maintain, preserve and renew its corporate existence and the corporate existence of each of its subsidiaries and its and their Licenses; provided, that nothing contained in this Section 8.1(a) shall (i) require the Company or any subsidiary to maintain, preserve or renew any License not necessary or desirable in the conduct of the business of the Company or such subsidiary, as the case may be, as determined by a duly adopted resolution of the Board of Directors of the Company or (ii) prevent the termination of the corporate existence of any subsidiary if such termination is in the best interest of the Company and not disadvantageous to the Purchaser as holder of the Shares, as determined by a resolution of the Board of Directors of the Company. The Company will not substantially change the nature of its business as presently conducted or that of its subsidiaries. The Company will employ each of the Senior Management Employees in capacities substantially the same as are in existence on the date of this Agreement.

          (b) Properties and Insurance. The Company will at all times maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and its subsidiaries and, make or cause to be made all appropriate repairs, renewals or replacements of such property. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance of such types and in such amounts as are customarily carried under similar circumstances by other corporations of established reputation in the same or a similar business and similarly situated, insuring its properties and business and the properties and business of its subsidiaries against loss or damage of the kinds customarily insured against by such corporations. From time to time, upon request, the Company will furnish to the Purchaser full information as to the amount, name of insurance company, policy number and character of all insurance carried by the Company and its subsidiaries certified as being accurate by an officer of the Company.

          (c) Payment of Taxes and Claims. The Company will pay or cause to be paid before delinquency all taxes, assessments and other governmental charges levied on or assessed against any of its properties or assets or those of its subsidiaries or in respect of its or their respective business, income or profits, as well as all material claims for labor, materials or supplies, which, if unpaid, might by law become a Lien, except the Company need not pay any such amount if and only so long as (i) it is being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, (ii) any reserve or other appropriate provision required by generally accepted accounting principles has been made for its payment and (iii) no material asset or item of property would be lost, forfeited or its use materially impaired as a result of nonpayment during the pendency of the contest.

     (d) Compliance with Law. The Company will, and will cause each of its subsidiaries to, comply in all material respects with all applicable federal, state and local statutes, rules, regulations, orders and restrictions, except the Company need not comply therewith if and only so long as (i) the same are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, (ii) any reserve or other appropriate provision required by generally accepted accounting principles has been made for any liability which may be incurred as the result of noncompliance and (iii) no material asset or item of property would be lost, forfeited or its use materially impaired as a result of noncompliance during the pendency of the contest.

     (e) Compliance with Agreements. The Company will, and will cause each of its subsidiaries to, comply with all material indentures, mortgages, deeds of trust, loan agreements, credit agreements and other material agreements and contracts to which it or they are a party or by which its or their properties may be bound, including, but not limited to, all contracts and agreements relating to the Licenses and all contracts and agreements with the holders of the Company's capital stock.

     (f) Payment of Indebtedness. The Company will, and will cause each of its subsidiaries to, pay punctually when due and payable, any Indebtedness heretofore or hereafter incurred or assumed by it or any of them, as the case may be, and perform and observe the covenants, provisions and conditions to be performed and observed on the part of the Company or such subsidiary, as the case may be, in connection therewith, or in connection with any agreement or other instrument relating thereto, or in connection with any Lien existing at any time.

     (g) Financial Records. The Company will keep and require its subsidiaries to keep true books of records and accounts in which full and correct entries will be made of all its and their business transactions, and will reflect in its and their financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles consistently applied.

     (h) Inspection Rights. The Company shall permit the Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company and its subsidiaries, including its and their corporate and financial records, and to make extracts or copies of such records, and to discuss its or their business and finances with officers of the Company or the subsidiaries during normal business hours following reasonable notice and as often as may be reasonably requested.

     (i) Minimum Net Worth. The Company shall at all times maintain Net Worth in an amount not less than $24,000,000 for the period ending December 31, 2001 and for each fiscal quarter subsequent to December 31, 2001 the Company shall at all times maintain Net Worth in an amount not less than the sum of (a) $24,000,000 (assuming a value of $1,152,789 for the Company's interest in Purchaser), plus (b) 85% of cumulative Net Income, if positive for any fiscal quarter, i.e. exclusive of negative net income for any fiscal quarter after December 31, 2001 plus (c) all net proceeds from any equity issuance.

     (j) Use of Proceeds. The Company shall use $7,535,000 of the proceeds from the sale of the Shares combined with Company term debt not to exceed $3.5 million to extinguish the Common Stock Purchase Warrant issued by the Company in September, 1997 to GECC, pursuant to which GECC has the option to purchase 15% of the Company's outstanding common stock (the "Warrant"). The remaining proceeds shall be used for general working capital purposes.

  8.2 Negative Covenants. The Company covenants that it will not and will not permit any subsidiary to:

     (a) Indebtedness. Create, incur, assume, permit, or otherwise become or remain, directly or indirectly, liable with respect to, any Indebtedness, except
(i) existing Indebtedness as described and set forth on Schedule 8.2(a) attached to this Agreement (including Indebtedness that will exist immediately after the closing contemplated by the Company's loan agreements with GECC and other proposed Indebtedness set forth on Schedule 8.2(a))and (ii) Indebtedness owing to the Purchaser or its subsidiaries.

     (b) Liens. Create, incur or suffer to exist any Lien upon any of its assets or properties, except (i) existing Liens as described and set forth on
Schedule 8.2(b) to this Agreement, (ii) Liens in favor of the Purchaser or its subsidiaries, and (iii) Permitted Liens.

     (c) Capital Expenditures. The Company shall not make aggregate Capital Expenditures (excluding any Capital Expenditures funded by an advance pursuant to the Company's loan agreements with GECC or made by the Company to replace, repair or restore any obsolete or worn out equipment, trade fixtures and personal property of the Company) in any fiscal year in excess of the amount set forth below for such fiscal year:

            Fiscal Year                          Maximum Amount of
              Ending                            Capital Expenditures
            -----------                         --------------------
            December 31, 2000
            and each year thereafter             $3,000,000


     (d) Leases of Property. Enter into or be or become obligated under or with respect to any lease of equipment, trade fixtures or personal property or any lease of real property, except: (i) existing leases of equipment, trade fixtures and personal property identified on Schedule 8.2(d)-1 attached to this Agreement and any replacements thereof, or replacements by lease of owned equipment in existing retail stores, and (ii) existing leases of real property identified on Schedule 8.2(d)-2 attached to this Agreement.

     (e) Leverage Ratios. The Company will maintain a Leverage Ratio for each period of not greater than the ratios set forth below:

    December 31, 2000           4.75

    June 30, 2001               4.50

    December 31, 2001           4.25

    June 30, 2002               4.00

    December 31, 2002           3.75

    December 31, 2003           3.25

    December 31, 2004           2.75
    and thereafter


     (f) Fixed Charge Coverage. The Company will maintain a Fixed Charge Coverage Ratio at the end of each fiscal quarter (measured on a trailing four fiscal quarter basis) not less than 1.0. Solely for the purposes of calculation of the Fixed Charge Coverage Ratio, only capital expenditures incurred after the Closing Date will be included in Fixed Charges.

     (g) Guaranties. Issue or remain bound by any Guaranty, except (i) existing Guaranties as described and set forth on Schedule 4.14 attached to this Agreement and (ii) Guaranties in favor of the Purchaser or its subsidiaries.

     (h) Sale of Assets. Sell, lease, transfer or otherwise dispose of, in any transaction or series of related transactions, any of its business, properties or assets having, individually or in the aggregate, (i) a net book value of twenty percent (20%) or more of the total book value of the consolidated assets of the Company or (ii) gross revenues or gross operating income equal to twenty percent (20%) or more of the consolidated gross revenues or consolidated gross operating income, respectively, of the Company; provided, that the provisions of this Section 8.2(f) shall not apply if all of the issued and outstanding Shares are redeemed on the closing of such sale, lease, transfer or other disposition by the payment at the closing in cash to the holders thereof of the Redemption Price (as such term is defined in the Amended and Restated Articles) and if all cumulative dividends with respect to the Shares being redeemed, accrued and unpaid to the date of such closing, are declared and paid in cash to the holders thereof on or before such closing.

     (i) Merger. Merge or consolidate with or into any other corporation or entity or permit any other corporation or entity to merge or consolidate with or into it, or effect any reclassification or other change of any stock, or effect any reorganization, recapitalization, dissolution, liquidation or winding up of the Company (collectively, "Restructuring Event"); provided, that the provisions of this Section 8.2(g) shall not apply if all of the issued and outstanding Shares are redeemed on the closing of such Restructuring Event by the payment at the closing in cash to the holders thereof of the Redemption Price (as such term is defined in the Amended and Restated Articles) and if all cumulative dividends with respect to the Shares being redeemed, accrued and unpaid to the date of such closing, are declared and paid in cash to the holders thereof on or before such closing.

     (j) Stock Payments. Except for such as are made to the Purchaser, declare or make any Stock Payments; provided, however, that the Company may repurchase up to $350,000 of the Company's common stock per fiscal year pursuant to the terms of the Company's Stock Purchase Plan I if the Company is not in default with respect to any obligations of the Company contained in this Agreement.

     (k) Compensation. Make or pay any increase in the Compensation of the Senior Management Employees of the Company which in the aggregate for all such Senior Management Employees during any fiscal year of the Company exceeds (i) ten percent (10%) of the aggregate Compensation paid or payable to all such Senior Management Employees, with respect to the immediately preceding fiscal year of the Company; provided, no such increase in Compensation shall be made or paid if and so long as any Permitted Cash Dividend or Permitted Mandatory Redemption (as such terms are defined in the Articles) required to be made to the Purchaser under the Articles as in effect on the Closing Date shall not have been made as required thereby. The aggregate Compensation of all Senior Management Employees of the Company for the Company's 2000 fiscal year will not be in excess of $800,000.

     (l) Issuance of Additional Preferred Stock. Issue or sell any shares of preferred stock of the Company which is senior to, or pari passu with, the Shares.

     (m) Approval of Amendments. Approve any amendment to the terms contained in any loan or other financing agreement to which GECC and the Company are a party in any way that would be adverse to Purchaser without Purchaser's prior written consent.

9.    Financial and Other Information.
      -------------------------------

      9.1 Interim Period Financial Statements. As soon as reasonably possible, and in any event within forty-five (45) days of the end of each fiscal quarter, the Company shall provide to the Purchaser a consolidated balance sheet of the Company as at the end of such period and consolidated profit and loss statements and cash flow statements of the Company as at the end of such period, prepared in accordance ,with generally accepted accounting principles applied on a consistent basis. Interim period financial statements shall show in comparative form corresponding figures for the corresponding period of the preceding fiscal year of the Company. The Interim Period financial statements shall be certified as being accurate and complete, subject to normal year-end audit adjustments, in a certificate of the Company executed by the Chief Financial Officer of the Company.

      9.2 Annual Statements. As soon as reasonably possible, and in any event within sixty (60) days after the close of each fiscal year of the Company, the Company shall provide to the Purchaser unaudited financial statements consisting of a consolidated balance sheet of the Company as at the end of such period and consolidated profit and loss statements and cash flow statements of the Company for such fiscal year.

      9.3 As soon as reasonably possible, and in any event within one hundred and fifty (150) days after the close of each fiscal year of the Company, the Company shall provide to the Purchaser audited financial statements consisting of a consolidated balance sheet of the Company as at the end of such period and consolidated profit and loss statements and cash flow statements of the Company for such fiscal year (the "Annual Audited Statements"). The Annual Audited Statements shall be accompanied by a report and opinion of Musser & Associates or a nationally recognized firm of independent public accountants, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting. The Annual Audited Statements shall also include a statement of such independent public accountants that in the course of making the annual audit of the Company's accounts, they became aware of no default by the Company under the provisions of this Agreement or the Articles, or if there is such a default, specifying it.

      9.4 Compliance Certificate. With respect to the financial statements to be provided to the Purchaser under Sections 9.1 and 9.2 of this Agreement at the end of each fiscal quarter, such financial statements shall be accompanied by a certificate signed by the President and the Chief Financial Officer of the Company stating that a review of the activities of the Company and its subsidiaries during the fiscal period to which the financial statement relates has been made under their supervision with a view to determining whether during such fiscal period the Company performed and observed all its obligations under this Agreement and the Articles, and either (i) stating that, to the best of their knowledge, the Company had during such fiscal period performed and observed all of such obligations or, (ii) if the Company has not performed and observed all such obligations, specifying the nature and status of such nonperformance or nonobservance.

      9.5 Monthly Reports. At the end of each of the first full twelve (12) months following the Closing Date, the Company shall provide Purchaser with financial statements showing the results of the Company's operations during each such month. Thereafter, the Company will provide Purchaser with such monthly financial statements upon Purchaser's request within a reasonable time after such request. The reports required by this Section 9.4 are not required to be in compliance with GAAP.

      9.6 Other Reports. The Company shall promptly provide to the Purchaser such other information regarding the business, operations, affairs and financial condition of the Company or any subsidiary as the Purchaser may from time to time reasonably request.

      9.7 Notification. The Company shall promptly notify the Purchaser of any condition or event which has resulted or, with the passage of time or the giving of notice or both, could result in (i) a material adverse change in the Company's business, operations or conditions, financial or otherwise or that of any subsidiary, (ii) any litigation affecting the Company or any subsidiary in which the amount in controversy exceeds $100,000, (iii) any failure by the Company to fully comply with the terms and provisions of this Agreement, the Amended and Restated Articles, any contract or agreement relating to the Licenses, or any contract or agreement with any holder of the Company's capital stock, or (iv) a breach of or noncompliance with any term, condition or covenant of any indenture, loan agreement, credit agreement, mortgage, deed of trust, agreement or contract to which the Company is a party or by which the Company or any subsidiary or its or any subsidiary's property may be bound.

10.   Miscellaneous.
      -------------

      10.1 Notices. All notices, requests, demands, consents and other communications required or permitted to be given hereunder by one party to the other shall be in writing addressed to the recipient party's Notice Address set forth after its signature to this Agreement and shall be deemed to have been duly given or made (i) if delivered personally or by recognized overnight courier to the party at its Notice Address, then as of the date delivered (or if delivery is refused, upon presentation), (ii) if sent to the party by facsimile to the Fax Number listed below the party's Notice Address, then at the time the appropriate electronic confirmation of receipt by the receiving party is received by the sending party, or (iii) if sent or mailed by Certified Mail to the party's Notice Address, postage prepaid and return receipt requested, then at the time received at the party's Notice Address as evidenced by the return receipt. A party may change its Notice Address or Fax Number by a notice given in the foregoing form and manner.

      10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any otherwise governing principles of conflicts of law.

      10.3 Severability of Provisions. Any provision of this Agreement that is invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating, diminishing or rendering unenforceable the rights and obligations of the parties under the remaining provisions of this Agreement.

      10.4 Survival of Agreements. Representations and Warranties. All agreements, representations and warranties in this Agreement, or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement, shall survive the execution and delivery of this Agreement, any investigation at any time made by Purchaser or on its behalf, the sale and issuance of the Shares under this Agreement, any disposition of the Shares, any conversion of the Shares and any disposition of the securities acquired on such conversion.

      10.5 Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties to this Agreement; provided, however, no assignment of this Agreement may be made by the Company at any time, or by the Purchaser at or before the Closing. Except as provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person or entity to any party to this Agreement, nor shall any provision give any third person or entity any right of subrogation or action over or against any party to this Agreement.

      10.6 Entire Agreement. This Agreement and the other documents expressly referred to in it and delivered under it constitute the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement and those documents, and supersede all prior and contemporaneous agreements and understandings of the parties whether written or oral.

      10.7 Amendments and Waivers. No term or provision of this Agreement may be amended, altered, modified or waived orally or by a course of conduct, but only by an instrument in writing signed by a duly authorized officer or representative of the party against which enforcement of such amendment, alteration, modification or waiver is sought. Any amendment, alteration, modification or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same. Any waiver shall be effective only in the specific instance and for the purpose for which given.

      10.8 Waiver; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to the Purchaser on any breach or default of the Company under this Agreement shall impair any such right, power or remedy of the Purchaser nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver. All remedies, either under this Agreement or by law or otherwise afforded to the Purchaser shall be cumulative and not alternative.

      10.9 Expenses. The Company will reimburse the Purchaser for the fees, expenses and disbursements of its legal counsel in connection with the transaction contemplated by this Agreement and shall pay all of the Company's fees, expenses and disbursements incurred in connection with the transactions contemplated by this

Agreement. In the event that the Closing is consummated, the amount of fees, expenses and disbursements to be reimbursed by the Company for legal counsel for the Purchaser, together with any portion of the $50,000 commitment fee owed by the Company to Purchaser that remains unpaid, shall be deducted by Purchaser from the Purchase Price due under Section 2.2; provided that such amount shall not exceed $125,000.

      10.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.11 Exhibits and Schedules. All exhibits and schedules attached to this Agreement are a part of this Agreement and are incorporated into this Agreement as if set forth in full.

      10.12 Headings; Table of Contents. The various headings of this Agreement and the Table of Contents to this Agreement are for convenience of reference only, shall not affect the meaning or interpretation of this Agreement and shall not be considered in construing this Agreement.

      10.13 Stock Legend. The Purchaser agrees that the certificates representing the Shares and common stock into which the Shares may be converted shall bear a legend substantially in the following form:

      THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE AND COMMON STOCK INTO WHICH SUCH SHARES MAY BE CONVERTED (1) HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS, (2) HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH A SALE OR DISTRIBUTION THEREOF, AND (3) MAY NOT BE SOLD, ENCUMBERED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE FEDERAL REGISTRATION STATEMENT AND STATE QUALIFICATION RELATED THERETO OR AN EXEMPTION PROVIDED BY THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE LAW.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first set forth above.


UNIFIED WESTERN GROCERS,                C & K MARKET, INC.
INC.


By                                      By
  -------------------------------------   ------------------------------

--------------------------------------- Douglas A. Nidiffer, President
   Printed Name and Title


     Notice Address                          Notice Address
     --------------                          --------------

Robert M. Ling, Jr., Esquire                 Rex Scoggins
Executive Vice President,                    615 5th Street
General Counsel and                          Brookings, Oregon  97415
Secretary                                    Fax No.:  541-469-9018
United Western Grocers, Inc.
5200 Sheila Street
Commerce, California  90040
Fax No.:  (323) 261-7572

with a copy to:

John D. Hussey, Esquire
Sheppard, Mullin, Richter &
Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, California  90071
Fax No.:  (213) 830-2056

                                    ANNEX A
                                  DEFINITIONS

  "Agreement" means this Preferred Stock Purchase Agreement, as the same may be amended from time to time.

  "Cash Flow" means EBITDA plus any cash patronage dividends less any non-financed Capital Expenditures.

  "Capital Expenditures" shall mean all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

  "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by the Company as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of the Company or otherwise be disclosed as such in a note to such balance sheet, other than any such lease under which the Company is the lessor.

  "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

  "Compensation" means all forms of compensation or remuneration, direct or indirect, whether made or paid in cash or property, including, but not limited to, salaries and bonuses; provided that, the term "Compensation" shall not include reimbursement for reasonable business expenses incurred by the individual.

  "EBITDA" means, for any period, the Net Income (Loss) of the Company for such period (exclusive of any patronage dividend from Purchaser), plus the sum of the following amounts of the Company for such period determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such Net Income (Loss): (i) interest expense (ii) income tax expense and (iii) depreciation and amortization expense.

  "Environment" has the meaning set forth in 42 U.S.C. Section 9601(8).

  "Environmental Protection Statute" means any federal or state law, statute, rule or regulation enacted in connection with or relating to the protection or regulation of the Environment, including those laws, statutes, rules and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste or Hazardous Substances, and any regulations issued or promulgated in connection therewith or thereunder by any governmental agency or instrumentality.

  "EPA" means the United States Environmental Protection Agency or any successor thereto.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

  "Fixed Charges" means scheduled principal amortization amounts plus cash taxes plus cash payments on any preferred stock plus Net Cash Interest Expense measured on a trailing four quarter basis (except for the initial 12 months when the scheduled principal amortization shall equal the scheduled principal payments in fiscal year 2001).

  "Fixed Charge Coverage Ratio" means Cash Flow divided by Fixed Charges.

  "Funded Debt" shall mean all of the Company's Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of the Company under a revolving credit, and short-term debt extendible beyond one year at the option of the debtor, and shall also include, without limitation, the Obligations.

  "GAAP" means generally accepted accounting principles as currently in effect in the United States, consistently applied.

  "Guaranteed Indebtedness" shall mean any obligation of the Company guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other person (the "primary obligor)" in any manner including, without limitation, any obligation or arrangement of the Company (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(iv) to indemnify the owner of such primary obligation against loss in respect thereof.

  "Guaranty" means any transaction in which any person or entity guarantees, endorses or otherwise becomes or is contingently liable upon (by way of any agree ment, contingent or otherwise, to purchase, lease, provide funds for payment, supply funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss) the Indebtedness of any other person or entity, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

  "Hazardous Substance" has the meaning set forth in 42 U.S.C. Section
9601(14).

  "Hazardous Waste" has the meaning set forth in 42 U.S.C. Section 6903(5) and 40 C.F.R. Section 261.3.

  "Indebtedness" shall mean (i) all indebtedness of the Company for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obliga tions to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i),
(ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Company, even though the Company has not assumed or become liable for the payment of such Indebtedness, (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA.

  "Interest Expense" shall mean for any period the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption on an income statement of the Company.

  "Leverage Ratio" means the quotient of the Company's Funded Debt divided by the Company's EBITDA.

  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

  "Net Cash Interest Expense" shall mean cash Interest Expense less cash interest income.

  "Net Income (Loss)" means, for any period, the aggregate net income (or loss) from continuing operations (excluding any income (or loss) included therein resulting from extraordinary items) of the Company for such period.

  "Net Worth" means, at any date, the total assets minus the total liabilities, in each case, of the Company at such date determined in accordance with GAAP.

  "Obligations" shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by the Company pursuant to the loan agreements with GECC, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the loan agreements with GECC.

  "Permitted Liens" means:

     (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty, or (i) which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, (ii) for which any reserve or other appropriate provision required by generally accepted accounting principles has been made for any liability which may be incurred as a result of any nonpayment and (iii) as to which no material asset or item of property would be lost, forfeited or its use materially impaired as a result of nonpayment during the pendency of the contest;

     (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue, or
(i) which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, (ii) for which any reserve or other appropriate provision required by generally acceptable accounting principles has been made for any liability which may be incurred as a result of nonpayment and
(iii) as to which no material asset or item of property would be lost or forfeited or its use materially impaired as a result of nonpayment during the pendency of the contest;

     (c) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for the stay of execution, or to secure the performance of bids, tenders, contracts other than for the payment of borrowed money, leases, or for purposes of like general nature in the ordinary course of business; and

     (d)   Liens granted to secured Indebtedness permitted by clauses
(ii) and (iii) of Section 8.2(a) of the Agreement.

  "Senior Management Employee" means Douglas Nidiffer, Rex Scoggins and Ed Kessler.

  "Stock Payment" means, collectively, all dividends (cash, stock, asset or otherwise) and all other payments or distributions on any shares of capital stock of any class of the Company, whether such shares are now or may hereafter be authorized or outstanding, and any payment on account of the purchase, redemption or retirement of any shares of any capital stock of any class of the Company, and any distribution in respect of any of the foregoing, whether direct or indirect.

  "Subsidiary" means any corporation or other entity, now or hereafter existing, of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time owned directly or indirectly by the Company or another subsidiary.

  "Transaction Documents" means this Agreement, the Supply Agreement, the Stockholders' Agreement and the Articles of Amendment.

  "Warrant" has the meaning as defined in Section 8.1(j).